UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2021

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230 Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 851-1501

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), is the sole managing member of Atlas TC Holdings LLC, a Delaware limited liability company (“Holdings”). Holdings is the sole managing member of Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate”).

Term Loan Agreement and ABL Revolver Agreement

On February 25, 2021, Intermediate, as the borrower, entered into two new credit facilities consisting of (i) a $432.0 million senior secured term loan at closing and, subject to the satisfaction of certain terms and conditions, a committed delayed draw term loan facility in an aggregate principal amount of up to $75.0 million and an uncommitted incremental term loan facility that may be incurred after closing (the “Term Loan”) pursuant to a Credit Agreement dated February 25, 2021, by and among Holdings, Intermediate, Wilmington Trust, National Association, as administrative agent and collateral agent, and certain lenders thereto, including certain Blackstone entities, which may include, Blackstone Alternative Credit Advisors LP, and its managed funds and accounts, and its affiliates, Blackstone Holdings Finance Co. L.L.C. and its affiliates, and/or certain other of their respective funds, accounts, clients managed, advised or sub-advised, or any of their respective affiliates (the “Term Loan Agreement”) and (ii) a $40.0 million senior secured revolver which aggregate principal amount may be increased, subject to the satisfaction of certain terms and conditions, including obtaining commitments therefor, by up to $20,000,000 (the “Revolver”) pursuant to that certain Credit Agreement dated February 25, 2021, by and among Holdings, Intermediate, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender, issuing bank, lender, sole bookrunner and sole lead arranger (the “ABL Revolver Agreement,” and together with the Term Loan Agreement, collectively the “Credit Agreements”). The Term Loan Agreement refinances that certain Credit Agreement dated as of February 14, 2020 (as amended to date, the “Existing Credit Agreement”), with Macquarie Capital Funding LLC, as administrative agent and certain lenders, which repayment was effectuated partially in cash and partially by way of a cashless exchange of existing term loans and preferred equity for Term Loans.

The initial Term Loan will mature on February 25, 2028 and the Revolver will mature on February 25, 2026.

Interest on any outstanding borrowings is payable monthly under the ABL Revolver Agreement, quarterly under the Term Loan Agreement or, in each case, at the end of the applicable interest period in arrears. The cash interest rates under the Term Loan Agreement will be equal to either (i) the Adjusted LIBO Rate (as defined in the Term Loan Agreement), plus 5.50%, or (ii) an Alternate Base Rate (as defined in the Term Loan Agreement), plus 4.50%. The interest rates under the ABL Revolver Agreement will be equal to either (i) the Adjusted LIBO Rate (as defined in the ABL Revolver Agreement), plus 2.50%, or (ii) the ABR (as defined in the ABL Revolver Agreement), plus 1.50%.

The Credit Agreements are guaranteed by Holdings and secured by (i) in the case of the ABL Revolver Agreement, a first priority security interest in the current assets, including accounts receivable, of Holdings, Intermediate and its subsidiaries and (ii) in the case of the Term Loan Agreement, a pledge of the equity interests of the subsidiaries of Holdings and Intermediate, and subject to the first lien security interest on current assets under the Revolver, a first priority lien on substantially all other assets of Holdings, Intermediate and all of their direct and indirect subsidiaries.

The Term Loan Agreement contains a financial covenant which requires Holdings, Intermediate and all of their direct and indirect subsidiaries on a consolidated basis to maintain a Total Net Leverage Ratio (as defined in each Credit Agreement) tested on a quarterly basis that does not exceed (i) 8.25 to 1.00 with respect to the fiscal quarters ending on April 2, 2021 and July 2, 2021, (ii) 8.00 to 1.00 for the fiscal quarters ending October 1, 2021 and December 31, 2021, (iii) 7.50 to 1.00 for the fiscal quarters ending April 1, 2022 and July 1, 2022, (iv) 7.25 to 1.00 for the fiscal quarters ending September 30, 2022 and December 30, 2022, (v) 7.00 to 1.00 for the fiscal quarters ending March 31, 2023 and June 30, 2023, (vi) 6.75 to 1.00 for the fiscal quarters ending September 29, 2023 and December 29, 2023, and (vii) 6.50 to 1.00 for March 29, 2024 and each fiscal quarter ending thereafter.

The ABL Revolver Agreement contains a “springing” financial covenant which requires Holdings, Intermediate and all of their direct and indirect subsidiaries on a consolidated basis to maintain a Fixed Charge Coverage Ratio (as defined in the ABL Revolver Agreement) of no less than 1.10 to 1.00 when the outstanding principal amount of loans under the Revolver exceeds $0 or the aggregate exposure for letters of credit under the Revolver exceeds $5 million.

The Credit Agreements also include a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of Holdings, Intermediate and all of their direct and indirect subsidiaries to:

●	incur additional indebtedness and make guarantees;
●	incur liens on assets;
●	engage in mergers or consolidations or fundamental changes;
●	dispose of assets;
●	pay dividends and distributions or repurchase capital stock;
●	make investments, loans and advances, including acquisitions;
●	amend organizational documents and other material contracts;
●	enter into certain agreements that would restrict the ability to incur liens on assets;
●	repay certain junior indebtedness and in the case of the ABL Revolver Agreement, make certain payments on the Term Loans;
●	enter into certain transactions with affiliates;
●	amend certain documents governing indebtedness;
●	enter into sale leaseback transactions;
●	change fiscal periods; and
●	change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and/or certain other conditions and (ii) a number of other traditional exceptions that grant the Company continued flexibility to operate and develop its business.

The Credit Agreements also include customary affirmative covenants, representations and warranties and events of default.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by the full text of the Term Loan Agreement, which is attached hereto as Exhibit 10.1, and the ABL Revolver Agreement, which is attached hereto as Exhibit 10.2, and are both incorporated herein by reference.

The representations, warranties and covenants contained in the Credit Agreements were made only for the purpose of the Credit Agreements and as of specific dates, were solely for the benefit of the parties to the Credit Agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Holdings

On February 25, 2021, the Company, in its capacity as the managing member of Holdings, entered into Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Holdings (the “Holdings A&R LLC Agreement”) to allow Holdings, at the direction of the Board of Directors of the Company (the “Board”), to redeem all of the Series A Senior Preferred Units of Holdings (the “Preferred Units”) at any time using the proceeds from the refinancing of the Existing Credit Agreement.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 1, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Blackstone Redemption

On February 25, 2021, following the execution of Amendment No. 1 to the Holdings A&R LLC Agreement, Holdings elected to redeem all of the 145,000 Preferred Units then outstanding and held by GSO COF III AIV-2 LP for $1,084.96 per Preferred Unit for a total redemption price of $157,371,024.84 (the “Redemption”). Following the Redemption, (i) the Preferred Units will no longer be deemed outstanding, (ii) all dividends on the Preferred Units will cease to accrue, and (iii) all rights of the holders thereof as holders of Preferred Units shall cease and terminate, except for the right to receive payment under the Redemption.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the section entitled “Term Loan Agreement and ABL Revolver Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 26, 2021, the Company issued a press release announcing the debt refinancing transactions and the Redemption. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(i)	Exhibits.

Item	Exhibit

10.1	Credit Agreement, dated as of February 25, 2021, by and among Atlas TC Holdings LLC, Atlas Intermediate Holdings LLC, the lenders and issuing banks from time to time party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent.

10.2	Credit Agreement, dated as of February 25, 2021, by Atlas TC Holdings LLC, Atlas Intermediate Holdings LLC, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender, an issuing bank and lender and the other lenders from time to time thereto.

10.3	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Atlas TC Holdings LLC, dated as of February 25, 2021, by Atlas Technical Consultants, Inc.

99.1	Press Release, dated as of February 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

February 26, 2021	By:	/s/ L. Joe Boyer
Name: L. Joe Boyer
Title: Chief Executive Officer